EXHIBIT 4
         to SCHEDULE 13D


                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK PURCHASE AGREEMENT, dated November 27, 2001, by and between SOFTBANK America Inc., a Delaware corporation (the "COMPANY") and Invemed Catalyst Fund, L.P., a Delaware limited partnership (the "PURCHASER").

                                WITNESSETH THAT:

         WHEREAS, the Company wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Company, shares of Key3Media Group, Inc.'s common stock, par value $.01 per share (the "KEY3MEDIA STOCK").

         NOW, THEREFORE, in consideration of the agreements and obligations contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                SALE AND PURCHASE
                                -----------------

         1.1 PURCHASE AND SALE OF KEY3MEDIA STOCK. The Company shall sell to the Purchaser and the Purchaser shall purchase from the Company 925,926 shares (the "KEY3MEDIA SHARES") of Key3Media Stock for an aggregate price of $3,125,000.25 (the "PURCHASE PRICE") payable by wire transfer in federal (same day) funds. At the closing of the transactions contemplated by Section 2.2 of this Agreement (the "CLOSING") (a) the Company shall deliver to the Purchaser the certificate or certificates representing the Key3Media Shares, together with stock powers duly executed in blank or duly executed instruments of transfer and
(b) the Purchaser shall wire to an account designated by the Company pursuant to wire instructions delivered at least two business days prior to the Closing $3,125,000.25 in federal (same day) funds. The Purchaser acknowledges that shares of Key3Media Stock bear a legend in substantially the following form:

         "The shares represented by this certificate are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered, sold or otherwise transferred, pledged or hypothecated except in a transaction registered under the Securities Act or in a transaction exempt from such registration."

         1.2 CLOSING. The Closing shall take place at the offices of Sullivan & Cromwell, at 10:00 a.m., New York City time (or as soon thereafter as practicable), on November 27, 2001, or at such other time, place and date that the Company and the Purchaser may agree. (the "CLOSING DATE").

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company represents and warrants to the Purchaser as follows:

         2.1 CORPORATE EXISTENCE AND POWER. The Company has full legal right, power and authority to enter into this Agreement, transfer the Key3Media Shares to the Purchaser in accordance with this Agreement and to perform its other obligations hereunder, without the need for the consent of any other person or entity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting creditors' rights or debtors' obligations generally.

         2.2 TITLE TO THE KEY3MEDIA STOCK. The Company is the sole record and beneficial owner of the Key3Media Shares. The Company owns the Key3Media Shares free and clear of any liens, restrictions, security interests, encumbrances or claims or judgment or decree of any court or government agency. Upon delivery to the Purchaser at the Closing of certificates representing the Key3Media Shares in accordance herewith, the Company will acquire good and valid title to the Key3Media Shares, free and clear of all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances of whatsoever nature.

         2.3 NO VIOLATION OF LAWS OR AGREEMENTS. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Company, will not, conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company or any of the Company's assets may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation, except in any such case as would not impair the validity of the transactions contemplated hereby or expose the Purchaser to any liability.

         2.4 NO LITIGATION. There are no actions, suits, investigations, or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Key3Media Shares or the Company's rights thereto, at law or in equity, by or before any court or governmental department, agency or instrumentality. To the Company's knowledge, there are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Key3Media Shares or the Company's rights thereto.

         2.5 NO BROKER. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Purchaser in connection with the purchase of Key3Media Shares by the Purchaser provided for in this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

         The Purchaser hereby represent and warrants to the Company that:

         3.1 AUTHORITY. The Purchaser has all requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement.

         3.2 ACQUISITION OF KEY3MEDIA STOCK FOR INVESTMENT. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Key3Media Shares hereunder. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser is acquiring the Key3Media Shares for investment and not with a view toward resale in connection with any distribution thereof in violation of any federal or state securities or "blue sky" laws, or with the present intention of distributing or selling such Key3Media Shares in violation of any federal or state securities or "blue sky" law. The Purchaser understands and agrees that the Key3Media Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or pursuant to an exemption there from; PROVIDED, THAT, if the Purchaser relies on an exemption from the Securities Act other than the exemptions provided by Rule 144 and Rule 144A, the Purchaser shall deliver a customary opinion of counsel reasonably satisfactory to the Key3Media Group, Inc., to the effect that such transfer is in compliance with the Securities Act.

         3.5 NO BROKER. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the purchase of Key3Media Shares by the Purchaser provided for in this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE IV

                            TERMINATION OF AGREEMENT
                            ------------------------

         4.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                  (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchaser;

                  (b) at the election of the Company or the Purchaser, by written notice to the other parties hereto after 5:00 p.m., New York time, on December 31, 2001 if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchaser; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section
4.1 shall not be available to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the proximate cause of the failure of the Closing to occur on or before such date;

                  (c) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of any of the Purchaser contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchaser of such breach; or

                  (d) at the election of the Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Company of such breach.

         If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 4.2.

         4.2 SURVIVAL. Notwithstanding Section 4.1, if this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of this Section 4.2; PROVIDED, HOWEVER, that
(a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 4.1(a) or Section 4.1(b) and
(b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 4.1(c) or 4.1(d); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties and indemnities made herein shall survive the execution and delivery of this Agreement.

         5.2 AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Purchaser.

         5.3 NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

         If to the Company, to:

         SOFTBANK America Inc.
         10 Langley Road, Suite 403
         Newton Center, MA  02459
         Telecopy:
         Attention:   Steve Murray

         With a copy to:

         Sullivan and Cromwell
         125 Broad Street
         New York, New York  10004
         Telecopy: 212-558-3588
         Attention:  Duncan C. McCurrach, Esq.

         If to the Purchaser, to:

         Invemed Catalyst Fund, L.P.
         375 Park Avenue
         New York, NY  10152
         Telecopy:  212-813-0249
         Attention:  Suzanne Present

         With a copy to:

         Paul, Weiss, Rifkind, Wharton & Garrison

         1285 Avenue of the Americas
         New York, New York  10019-6064
         Telecopy:  212-492-0436
         Attention:  Douglas A. Cifu, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

         5.4 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns of each party; provided however that neither the Company, on the one hand, nor the Purchaser on behalf of the Purchaser, on the other hand, shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other party; provided further that, the Purchaser may assign any of their rights under this Agreement, but not any of their obligations hereunder, to any Affiliate of the Purchaser without the Company's consent.

         5.5 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever or by reason of this Agreement.

         5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

         5.7 DESCRIPTIVE HEADINGS, ETC. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

         5.8 SEVERABILITY. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         5.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of law principles thereof).

         5.10 REMEDIES; SPECIFIC PERFORMANCE. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

         5.11 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein. This Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

         5.12 CONSENT TO JURISDICTION; WAIVER OF JURY. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in
Section 5.3 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. Each of the parties hereby irrevocably waives trial by jury in any action, suit or proceeding, whether at law or equity, brought by any of them in connection with this Agreement or the transactions contemplated hereby.

         5.13 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         5.14 NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Purchaser in this Agreement.

         5.15 CONSTRUCTION. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its, his or her legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Purchaser.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                                   SOFTBANK America Inc.

                                   By: /s/ Francis B. Jacobs II
                                       ----------------------------------------
                                       Name:    Francis B. Jacobs II
                                       Title:   Vice President


                                   INVEMED CATALYST FUND, L.P.

                                   By:  Invemed Catalyst GenPar, LLC,
                                        its general partner

                                        By:  Gladwyne Catalyst GenPar, LLC,
                                             its managing member

                                   By:  /s/ Suzanne Present
                                        ---------------------------------------
                                        Name:   Suzanne Present
                                        Title:  Member